UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2017
COWEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 845-7900
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
3.00% Convertible Senior Notes due 2022

On December 14, 2017, Cowen Inc. (the “Company”) issued $135 million aggregate principal amount of its 3.00% Convertible Senior Notes due 2022 (the “Convertible Notes”), which amount includes the $15 million aggregate principal amount of Convertible Notes issued pursuant to the exercise in full by the initial purchasers of their option to purchase additional Notes, in a private offering (the “Private Notes Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Convertible Notes bear interest at a fixed rate of 3.00% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2018. The Convertible Notes will mature on December 15, 2022, unless earlier repurchased, redeemed or converted.

The net proceeds from the Private Notes Offering, including the proceeds resulting from the exercise in full by the initial purchasers of their option to purchase an additional $15 million aggregate principal amount of Convertible Notes, are $130.95 million, after deducting the initial purchasers’ discounts and commissions but prior to taking into account any estimated offering expenses payable by the Company. The estimated offering expenses payable by the Company were $600,000. The Company intends to use the net proceeds, together with cash on hand, from the Private Notes Offering for general corporate purposes, including the repurchase or repayment of $115.14 million of the Company’s outstanding 3.0% cash convertible senior notes due 2019 and the repurchase of approximately $19.5 million of the Company’s shares of its Class A common stock from purchasers of the Convertible Notes in privately negotiated transactions, which were consummated substantially concurrently with the closing of the Private Notes Offering.
Indenture
The Company issued the Convertible Notes pursuant to an indenture, dated as of December 14, 2017 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee.

Prior to September 15, 2022, the Convertible Notes will be convertible only under certain conditions. set forth in the Indenture. Thereafter, until the close of business on the second business day immediately preceding the maturity date of December 15, 2022, the Convertible Notes will be convertible at any time. Conversions of the Convertible Notes will be settled by the delivery and/or payment, as the case may be, of Class A common stock, cash, or a combination thereof, at the Company's election; provided that the Company may not issue in excess of 19.9% of its Class A common stock upon conversion of the Convertible Notes unless and until such issuance is approved by the Company’s stockholders. The Company may not redeem the Convertible Notes prior to December 15, 2020 and thereafter may only redeem the Convertible Notes under certain conditions. The conversion rate for the Convertible Notes is initially 57.5540 shares of the Company’s Class A common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $17.375 per share of the Company’s Class A common stock. The conversion rate and the corresponding conversion price will be subject to adjustment in some circumstances described in the Indenture.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or part of their Convertible Notes at a purchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, in certain circumstances, the Company may be required to increase the conversion rate for any Convertible Notes converted in connection with a make-whole fundamental change (as defined in the Indenture).

The Company may not redeem the Convertible Notes prior to December 15, 2020. On and after December 15, 2020, and prior to the maturity date, the Company may redeem for cash all, but not less than all, of the Convertible Notes if the last reported sale price of its common stock equals or exceeds 130% of the applicable conversion price for at least 20 trading days, whether or not consecutive, during the 30 consecutive trading day period ending on the trading day immediately preceding the date the Company delivers notice of the redemption.

The redemption price will equal 100% of the principal amount of the Convertible Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, if the Company calls the Convertible Notes for redemption, a make-whole fundamental change will be deemed to occur. As a result, the Company will, in certain circumstances, increase the conversion rate for holders who convert their Convertible Notes after the Company delivers a notice of redemption and before the close of business on the business day immediately preceding the relevant redemption date.

The Convertible Notes are the senior, unsecured obligations of the Company and will rank equal in right of payment with its existing and future senior, unsecured debt, and will be senior in right of payment to any future debt that is expressly subordinated to the Convertible Notes. The Convertible Notes are structurally subordinated to all debt and other liabilities and commitments of the Company’s subsidiaries, including trade payables and any guarantees that they may provide with respect to any of the Company’s existing or future debt, and will be effectively subordinated to any secured debt that the Company continues to have outstanding or may incur to the extent of the assets securing such debt.

The Indenture provides for customary events of default, all as described in the Indenture.

The description of the Indenture and the Convertible Notes above is qualified in its entirety by reference to the text of the Indenture and form of the Convertible Notes, copies of which are included as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. As described in Item 1.01 of this Current Report on Form 8-K, the Convertible Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

The Convertible Notes and the underlying Class A common stock of the Company issuable upon conversion of the Convertible Notes, if any, have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01. Other Events

On December 11, 2017, the Company issued a press release announcing the pricing of the Convertible Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On December 14, 2017, the Company issued a press release announcing the closing of the Private Notes Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture, dated as of December 14, 2017, between Cowen Inc. and The Bank of New York Mellon.

4.2	Form of 3.00% Senior Notes due 2022 (included in Exhibit 4.1 above).

99.1	Press release issued by Cowen Inc. on December 11, 2017 with respect to the pricing of the Convertible Notes.

99.2	Press Release issued by Cowen Inc. on December 14, 2017 with respect to the closing of the Private Notes Offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN INC.

Dated: December 14, 2017        By: _    /s/ Owen S. Littman
Name:    Owen S. Littman
Title:     General Counsel

EXHIBIT INDEX
`

Exhibit No.	Exhibit

4.1	Indenture, dated as of December 14, 2017, between Cowen Inc. and The Bank of New York Mellon.

4.2	Form of 3.00% Senior Notes due 2022 (included in Exhibit 4.1 above).

99.1	Press release issued by Cowen Inc. on December 11, 2017 with respect to the pricing of the Convertible Notes.

99.2	Press Release issued by Cowen Inc. on December 14, 2017 with respect to the closing of the Private Notes Offering.